Exhibit 99.1

                          [LOGO]


                  N E W S   R E L E A S E


For Immediate Release

Contact:  HemaCare Corporation
       	  JoAnn Mannise, Director of Investor Relations
          877-310-0717
	  www.hemacare.com

RELEASE DATE:  November 14, 2003

           HEMACARE REPORTS THIRD QUARTER FINANCIAL RESULTS
   _________________________________________________________________

       LOS ANGELES - - - - HemaCare Corporation (OTC Bulletin Board: HEMA.OB) today announced third quarter 2003 results of operations that resulted in a loss due primarily to expenses associated with closing several donor centers outside of California and the write-down of the Company's deferred tax assets. As a result of an overall evaluation of operations, management implemented a plan during the third quarter of 2003 to improve the profitability of the Company by ceasing operations at several non-performing donor centers. The costs associated with closing these locations are reflected in the Company's third quarter results, and include the write-down of assets, severance to terminated employees, the recognition of unexpired lease obligations and other associated costs. Additional costs associated with closing these centers will be reported in the fourth quarter.

       Revenue in the third quarter of 2003 was $6,980,000, or 2.8% less than the $7,181,000 reported in the same period of 2002. The closed donor centers generated revenue of $843,000, or 12% of total revenue for the third quarter, and an operating loss of $890,000. Net loss in the third quarter of 2003 was $4,679,000, or $0.60 per share basic and diluted, compared to a loss of $462,000, or $.06 per share basic and diluted, in the third quarter of 2002. Third quarter results reflect continuing losses in closed donor centers, costs associated with closing these centers and a $3,160,000 write-down in the Company's deferred tax assets.

       Third quarter revenue from blood products increased 3.8% due primarily to double digit growth in the Company's mobile operations. This increase was offset, however, by a decline in the number of therapeutic apheresis procedures and a decline in the revenue from the Company's Sherman Oaks donor center compared with the same period last year. Sales volume at Sherman Oaks during the most recent quarter were approximately

                                   - more -

80% of the sales volume in the fourth quarter of 2002. This demonstrates continuing progress in converting the Sherman Oaks operations to a voluntary rather than paid program, which started in January of this year.

         The third quarter results produced an operating loss of $176,000 compared with a gross profit of $1,022,000 for the same period in 2002.
This result was primarily due to on-going operating losses at non-performing donor centers located principally outside of California, and the expenses associated with closing these donor centers. General and administrative expenses in the third quarter increased $156,000 compared with the same period in 2002 due to the expenses associated with closing of donor centers.

         Commenting on the third quarter results, Judi Irving, President and Chief Executive Officer, stated, "We are certainly not pleased to report a loss for the quarter. However, the implementation of our plan to return the Company to profitability is proceeding very well. The management team is confident that we are taking the right steps and the right time to address the structural problems that led to losses in recent quarters. We are also pleased that the on-going operations continue to show signs of improvement. We remain focused on our objective to build a profitable foundation for the Company from which we can explore new growth opportunities."

       During the third quarter, the Company recorded a valuation allowance of $3.16 million against its deferred tax assets. This non-cash charge reduced the net value of the deferred tax assets on the balance sheet to zero. The assets were created as a result of income tax benefits that were recorded as a result of operating losses in prior years. Current accounting standards place significant weight on a history of recent cumulative losses in determining whether or not a valuation allowance is necessary. Forecasts of future taxable income are not considered sufficient positive evidence to outweigh a history of losses. The Company's federal net operating loss carryforwards are not impacted and can continue to be utilized.

       HemaCare will be holding an interactive investor conference call on Friday, November 14, 2003 at 4:30 pm (Eastern Standard Time). Judi Irving, President and CEO, and Robert Chilton, Chief Financial Officer, will review the third quarter 2003 financial results. To participate in the call, please call 800-309-8563 and ask to join HemaCare's third quarter earnings conference call. A recording will be available two hours following the call through midnight, November 21, 2003 that can be replayed by calling 800-642-1687, ID number 3901827. A webcast of the conference call will also be available via our website (www.hemacare.com) as well as through Street Events (www.streetevents.com) and going to the Individual Investor Center.

                          ABOUT HEMACARE CORPORATION

	Founded in 1978, HemaCare is a national provider of blood products and services, and is believed to be the only publicly traded company engaged in the blood industry in the United States. HemaCare is licensed by the FDA and accredited by the American Association of Blood Banks. The Company focuses on providing cost effective, high quality solutions to the blood-related needs of U.S. hospitals and others.

                                   - more -

This press release contains "forward-looking statements" within the meaning of the term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). Additional written or oral forward-looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission or otherwise. Statements contained herein that are not historical facts are forward-looking statements pursuant to the safe harbor provisions referenced above. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the Company with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlined in the forward-looking statements contained herein. The Company undertakes no obligation to publicly release any revision to these forward-looking statements made to reflect events or circumstances after the date hereof.

                         (Financial Table Follows)

                                 HEMACARE CORPORATION
                              CONDENSED CONSOLIDATED DATA
                                      (Unaudited)


                                            Three Months Ended           Nine Months Ended
                                               September 30,                September 30,
                                         2003             2002           2003         2002
                                     -------------    ------------   ------------  ------------
STATEMENTS OF OPERATIONS:

Revenues                             $ 6,980,000      $ 7,181,000    $20,848,000   $20,442,000

Gross profit (loss)                  $  (176,000)     $ 1,022,000    $ 1,144,000   $ 2,769,000

Loss before income taxes             $(1,519,000)     $  (527,000)   $(1,959,000)  $  (777,000)

Provision (benefit) for income
  taxes                              $ 3,160,000      $   (65,000)   $ 2,984,000   $  (158,000)
                                     ------------     ------------   ------------  ------------
Net loss                             $(4,679,000)     $  (462,000)   $(4,943,000)  $  (619,000)
                                     ============     ============   ============  ============
Basic and diluted per share amounts  $     (0.60)     $     (0.06)   $     (0.64)  $     (0.08)
                                     ============     ============   ============  ============
Weighted average shares
 outstanding - basic and diluted       7,754,000        7,738,000      7,752,000     7,647,000
                                     ============     ============   ============  ============


                                       September 30,    December 31,
                                           2003             2002
                                     ----------------  --------------
BALANCE SHEET

Assets
------
Cash and marketable securities       $ 1,057,000          $ 1,048,000
Other current assets                   4,563,000            6,424,000
Non-current assets                     2,655,000            5,983,000
                                     ------------         ------------
Total assets                         $ 8,275,000          $13,455,000
                                     ============         ============

Liabilities and Shareholders' Equity
------------------------------------
Current liabilities                  $ 4,724,000          $ 3,998,000
Long-term liabilities                    404,000            1,370,000
Shareholders' equity                   3,147,000            8,087,000
                                     ------------         ------------
Total liabilities and shareholders'
 equity                              $ 8,275,000          $13,455,000
                                     ============         ============



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